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                               INVESTPRIVATE, INC.

                                 CODE OF ETHICS


I.     INTRODUCTION

       This Code of Ethics (the "Code") sets forth the basic policies of ethical conduct for all directors, officers and associates (hereinafter referred to as "Covered Persons") of InvestPrivate, Inc. ("InvestPrivate") with respect to trading relating to the InvestBio Opportunity Trust.

       Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations promulgated under the 1940 Act, makes it unlawful for InvestPrivate operating as a principal underwriter of a registered investment company (hereinafter referred to individually as a "Fund" or collectively as the "Funds"), or any affiliated person of such principal underwriter, in connection with the purchase or sale by a person of a security "HELD OR TO BE ACQUIRED"(1) by any Fund:

       (1)    to employ any device, scheme or artifice to defraud the Fund;

       (2) to make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

       (3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

       (4)    to engage in any manipulative practice with respect to the Fund.

       Any violation of this provision by a Covered Person shall be deemed to be a violation of this Code.

II.    RISKS OF NON-COMPLIANCE

       Any violation of this Code may result in the imposition by InvestPrivate of sanctions against the Covered Person, or may be grounds for the immediate termination of the Covered Person's position with InvestPrivate. In addition, in some cases (e.g., the misuse of inside


----------------------------
(1) A Security "HELD OR TO BE ACQUIRED" is defined in Rule 17j-1(a)(10) under the 1940 Act as any COVERED SECURITY which, within the most recent fifteen (15) days: (A) is or has been held by a Fund, or (B) is being or has been considered by a Fund or investment adviser for a Fund for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell and any security that is convertible into or exchangeable for, any security that is held or to be acquired by a Fund. "COVERED SECURITIES", as defined in Rule 17j-1(a)(4) under the 1940 Act, DO NOT INCLUDE: (i) securities issued by the United States Government; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term instruments, including repurchase agreements;
(iii) shares of open-end investment companies; (iv) transactions over which you had no direct or indirect influence or control; (v) transactions that are not initiated, or directed, by you; and (vi) any securities acquired upon the exercise of rights issued by the issuer to all shareholders pro rata.

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information), a violation of federal and state civil and criminal statutes may subject the Covered Person to fines, imprisonment and/or monetary damages.

III.   ETHICAL STANDARDS

       The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and interests of InvestPrivate or its Fund clients. To this end, Covered Persons should understand and adhere to the following ethical standards:

       (a) THE DUTY AT ALL TIMES TO PLACE THE INTERESTS OF FUND SHAREHOLDERS FIRST;

              This duty requires that all Covered Persons avoid serving their own personal interests ahead of the interests of the shareholders of any Fund for which InvestPrivate serves as the distributor.

       (b) THE DUTY TO ENSURE THAT ALL PERSONAL SECURITIES TRANSACTIONS BE CONDUCTED IN A MANNER THAT IS CONSISTENT WITH THIS CODE TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF SUCH COVERED PERSON'S POSITION OF TRUST AND RESPONSIBILITY; AND

              Covered Persons should study this Code and ensure that they understand its requirements. Covered Persons should conduct their activities in a manner that not only achieves technical compliance with this Code but also abides by its spirit and principles.

       (c) THE DUTY TO ENSURE THAT COVERED PERSONS DO NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITION WITH INVESTPRIVATE.

              Covered Persons engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their association with InvestPrivate. Covered Persons should avoid situations that might compromise their judgment (e.g., the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from persons doing or seeking to do business with InvestPrivate or the Funds).

              A "PERSONAL SECURITIES TRANSACTION" is considered to be a transaction in a Covered Security of which the Covered Person is deemed to have "BENEFICIAL OWNERSHIP."(2) This includes, but is not limited to, transactions in accounts of the Covered Person's spouse, minor children, or other relations residing in the


----------------------------
(2) "BENEFICIAL OWNERSHIP" of a security is defined under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, which provides that a Covered Person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons, directly or indirectly, if by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains from such securities benefits substantially equivalent to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or revest title in himself now or in the future.


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              Covered Person's household, or accounts in which the Covered
              Person has discretionary investment control.

IV.    RESTRICTIONS AND PROCEDURES

              This section is divided into two (2) parts. Part A relates to restrictions and procedures applicable to all Covered Persons in addition to the aforementioned Rule 17j-1(b) provisions. Part B relates to additional restrictions and reporting requirements for those Covered Persons who are listed in Attachment C hereto (hereinafter referred to as "ACCESS PERSONS"(3)).

       A.     RESTRICTIONS AND PROCEDURES FOR ALL COVERED PERSONS:

              PROHIBITION AGAINST USE OF MATERIAL INSIDE INFORMATION

              Covered Persons may have access to information about Funds that is confidential and not available to the general public, such as (but not limited to) information concerning securities held in, or traded by, Fund portfolios, information concerning certain underwritings of broker/dealers affiliated with a Fund that may be deemed to be "MATERIAL INSIDE INFORMATION," and information which involves a merger or acquisition that has not been disclosed to the public.

              "MATERIAL INSIDE INFORMATION" IS DEFINED AS ANY INFORMATION ABOUT A COMPANY WHICH HAS NOT BEEN DISCLOSED TO THE GENERAL PUBLIC AND WHICH EITHER A REASONABLE PERSON WOULD DEEM TO BE IMPORTANT IN MAKING AN INVESTMENT DECISION OR THE DISSEMINATION OF WHICH IS LIKELY TO IMPACT THE MARKET PRICE OF THE COMPANY'S SECURITIES.

              Covered Persons in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

              INITIAL AND ANNUAL CERTIFICATIONS

              Within ten (10) days following the commencement of their employment or otherwise becoming subject to this Code and at least annually following the end of the calendar year, all Covered Persons shall be required to sign and submit to the Code Compliance Officer a written certification, in the form of Attachment D hereto, affirming that he(4) has read and understands this Code to which he is subject. In addition, the Covered Person must certify annually that he has

----------------------------
(3) "ACCESS PERSONS" is defined under Rule 17j-1(a)(1)(ii) under the 1940 Act to include any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or OBTAINS INFORMATION regarding, the purchase or sale of securities by the Fund for which the principal underwriter acts or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities.

(4) In this Code, any reference to or use of the masculine gender is deemed to include the feminine gender.


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              complied with the requirements of this Code and has disclosed and reported all personal securities transactions that are required to be disclosed and reported by this Code. The Code Compliance Officer will circulate the Annual Certifications and Holdings Reports for completion following the end of each calendar year.

       B.     RESTRICTIONS AND REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS:

              Each Access Person must refrain from engaging in a PERSONAL SECURITIES TRANSACTION when the Access Person knows, or in the ordinary course of fulfilling his duties would have reason to know, that at the time of the personal securities transaction a Fund has a pending buy or sell order in the same Covered Security.

       1.     INITIAL AND ANNUAL HOLDINGS REPORTS

              All Access Persons must file a completed Initial and Annual Holdings Report, in the form of Attachment B hereto, with the Code Compliance Officer WITHIN TEN (10) DAYS OF COMMENCEMENT OF THEIR EMPLOYMENT OR OTHERWISE BECOMING SUBJECT TO THIS CODE AND THEREAFTER ON AN ANNUAL BASIS FOLLOWING THE END OF THE CALENDAR YEAR IN ACCORDANCE WITH PROCEDURES ESTABLISHED BY THE CODE COMPLIANCE OFFICER.

       2.     TRANSACTION/NEW ACCOUNT REPORTS

              All Access Persons must file a completed Transaction/New Account Report, in the form of Attachment A hereto, with the Code Compliance Officer WITHIN TEN (10) DAYS AFTER (i) OPENING AN ACCOUNT WITH A BROKER, DEALER OR BANK IN WHICH COVERED SECURITIES ARE HELD; OR (ii) ENTERING INTO ANY PERSONAL SECURITIES TRANSACTION IN WHICH AN ACCESS PERSON HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP. Personal securities transactions are those involving any COVERED SECURITY in which the person has, or by reason of such personal securities transaction acquires, any direct or indirect, beneficial ownership.

       3.     CONFIRMATIONS AND STATEMENTS

              In order to provide InvestPrivate with information to determine whether the provisions of this Code are being observed, each Access Person shall direct his broker, dealer or bank to supply to the Code Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of monthly statements for all Covered Securities accounts. The confirmations should match the Transaction/New Account Reports. These confirmations and statements should be mailed, on a confidential basis, to the Code Compliance Officer at the following address:

                             ATTN: Code Compliance Officer
                             InvestPrivate, Inc.
                             500 Fifth Avenue, 54th Floor
                             New York, NY  10110


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       C.     REVIEW OF REPORTS AND ASSESSMENT OF CODE ADEQUACY:

              The Code Compliance Officer shall review and maintain the Initial and Annual Certifications, Initial and Annual Holdings Reports and Transaction/New Account Reports (the "Reports") with the records of InvestPrivate. Following receipt of the Reports, the Code Compliance Officer shall consider the following in accordance with procedures designed to prevent Access Persons from violating this
              Code:

              (a) whether any personal securities transaction evidences an apparent violation of this Code; and

              (b) whether any apparent violation of the reporting requirement set forth in Section B above has occurred.

              Upon making a determination that a violation of this Code, including its reporting requirements, has occurred, the Code Compliance Officer shall report such violations to the Board of Directors of InvestPrivate who shall determine what sanctions, if any, should be recommended to be taken by InvestPrivate. The Code Compliance Officer shall prepare quarterly reports to be presented to the Board of Trustees of the Fund with respect to any material trading violations under this Code.

              This Code, a copy of all Reports referenced herein, any reports of violations, and lists of all Covered and Access Persons required to make Reports, shall be preserved for the period(s) required by Rule 17j-1 under the 1940 Act. InvestPrivate shall review the adequacy of the Code and the operation of its related procedures at least once a year.

V.     REPORTS TO FUND BOARDS

       InvestPrivate shall submit the following reports to the Board for each Fund for which it serves as principal underwriter:

       A.     INVESTPRIVATE CODE OF ETHICS

              A copy of this Code shall be submitted to the Board of the Trust or for new fund clients, prior to InvestPrivate commencing operations as principal underwriter, for review and approval. Thereafter, all material changes to this Code shall be submitted to each Board for review and approval not later than six (6) months following the date of implementation of such material changes.

       B.     ANNUAL CERTIFICATION OF ADEQUACY

              The Code Compliance Officer shall annually prepare a written report to be presented to the Board of each Fund detailing the following:


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              1.     Any issues arising under this Code or its related
                     procedures since the preceding report, including information about material violations of this Code or its related procedures and sanctions imposed in response to such material violations; and

              2. A Certification to the Board of the Trust, in the form of Attachment D hereto, that InvestPrivate has adopted procedures designed to be reasonably necessary to prevent Access Persons from violating this Code.

Dated: June 25, 2002



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                                  ATTACHMENT A

                               INVESTPRIVATE, INC.
                         TRANSACTION/NEW ACCOUNT REPORT
                           OF SECURITIES TRANSACTIONS
                    FOR QUARTER ENDING ________________, 2002

To:

During the quarter referred to above, the following transactions were effected in securities which are required to be reported by the Code of Ethics of InvestPrivate, Inc. and Rule 17j-1 under the Investment Company Act of 1940, as amended, where I had, or by reason of such transactions acquired, direct or indirect beneficial ownership.

Note: In lieu of entering the information requested below, you may attach a copy of each confirmation statement or monthly account statements from the broker, dealer or bank maintaining your securities account(s).

------------------------------------------------------------------------------------------------------------------------------------
NAME OF                                                               NO. OF SHARES OR
SECURITY/CUSIP    DATE ACCOUNT                      PURCHASE OR       PRINCIPAL AMOUNT      PURCHASE/SALE     BROKER, DEALER
NUMBER            ESTABLISHED       TRADE DATE      SALE              OF SECURITY           PRICE             OR BANK
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Fill out all trade details completely. The date should include the month, day and year. If no reportable transactions have occurred, please answer NONE.

This report excludes (1) transactions of which I had no direct or indirect influence or control, (2) other transactions not required to be reported (e.g., U.S. Government securities, commercial paper, bank obligations and shares in open end investment companies), and (3) is not an admission that I have or had any direct beneficial ownership of the securities listed above.

----------------------                    ----------------------
Date Filed                                Signature

----------------------                    -----------------------
Reason for Approval                       Print Name

----------------------                    -----------------------
Approval Date                             Title

                                          Permission Denied
                                                           ---------------------
                                          Denial Date
                                                     ---------------------------

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                                  ATTACHMENT B

                               INVESTPRIVATE, INC.
                                 CODE OF ETHICS



                       INITIAL AND ANNUAL HOLDINGS REPORT

NAME/ADDRESS
OF BROKER/                     ACCOUNT       ACCOUNT     SECURITY          DATE ACCOUNT         NUMBER OF
DEALER OR BANK                 NAME          NUMBER      DESCRIPTION       ESTABLISHED          SECURITIES HELD
--------------                 ----          ------      -----------       -----------          ---------------







       Attached are the Covered Securities(1) beneficially owned by me as of the date of this Initial and Annual Holdings Report.



---------------------------
Print or Type Name

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Signature

---------------------------
Date




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(1) Covered Security means a security as defined in Section 2(a)(36) of the
Investment Company Act of 1940, as amended [15 U.S.C. 80a-2(a)(36)], except that it does not include:

      (i)   Direct obligations of the Government of the United States;

      (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

      (iii) Shares issued by open-end funds.

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                                  ATTACHMENT C

                               INVESTPRIVATE, INC.
                               ACCESS PERSON LIST




       Below is a list of Access Persons,(1) as defined in Rule 17j-1 of the Investment Company Act of 1940, as amended, under the InvestPrivate, Inc., Code of Ethics.






Dated: _________________, 2002.









-----------------------------------
(1) The actual names of the Access Persons will be provided supplementally. A list of such names will be kept with the Board of InvestPrivate, Inc., and may be amended from time to time, as required.

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                                  ATTACHMENT D

                               INVESTPRIVATE, INC.
                                 CODE OF ETHICS


               INITIAL AND ANNUAL CERTIFICATION BY ACCESS PERSONS

                                       AND

          CERTIFICATION TO TRUSTEES OF THE INVESTBIO OPPORTUNITY TRUST

InvestPrivate, Inc. ("InvestPrivate") requires that all directors, officers and employees of InvestPrivate ("Access Persons") certify that they have read thoroughly, understand and agree to abide by the conditions set forth in the Code of Ethics of InvestPrivate (the "Code"). If such employees are deemed to be Access Persons under the Code, they are required to submit Initial and Annual Holdings Reports, as well as Transaction/New Account Reports to the Code Compliance Officer, listing all personal securities transactions in Covered Securities(1) for all such accounts in which the Access Person has any direct or indirect beneficial interest within ten (10) days of entering into any such transactions. Access Persons must direct their broker, dealer or bank(s) to send duplicate trade confirmations and statements of all such personal securities transactions to be received within ten (10) days following the date of such purchase, directly to the Code Compliance Officer, who compares them to the required Transaction/New Account Reports. Additionally, the Code Compliance Officer undertakes a quarterly review of all Access Person's personal securities transactions.

I have read and understand the Code of Ethics. I hereby agree to certify on an annual basis that I have complied with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.


------------------------------------                   -------------------------
Type or Print Name                                     Date


------------------------------------
Signature of Access Person

The undersigned hereby certifies that InvestPrivate has adopted procedures designed to be reasonably necessary to prevent Access Persons from violating the Code of InvestPrivate and the required provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.


-------------------------------------------            -------------------------
Code Compliance Officer/InvestPrivate, Inc.            Date


----------------------------
(1) Covered Security means a security as defined in Section 2(a)(36) of the Investment Company Act of 1940, as amended [15 U.S.C.80a-2(a)(36)], except that it does not include:

      (i)   Direct obligations of the Government of the United States;

      (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

      (iii) Shares issued by open-end funds.